Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Teekay Tankers Ltd.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP

Vancouver, Canada
March 6, 2014